Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing an additional joint filing agreement.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.  This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: February 14, 2014
WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:           Warburg Pincus IX LLC, its General Partner
By:           Warburg Pincus Partners LLC, its Sole Member
By:           Warburg Pincus & Co., its Managing Member

By:          /s/ Robert B. Knauss
Name: Robert B. Knauss
Title: Partner

Date: February 14, 2014	WARBURG PINCUS IX LLC By: Warburg Pincus Partners LLC, its Sole Member By: Warburg Pincus & Co., its Managing Member By: /s/ Robert B. Knauss Name: Robert B. Knauss Title: Partner

Joint Filing Agreement Signature Page

Date: February 14, 2014	WARBURG PINCUS PARTNERS LLC By: Warburg Pincus & Co., its Managing Member By: /s/ Robert B. Knauss Name: Robert B. Knauss Title: Partner

Date: February 14, 2014	WARBURG PINCUS & CO. By: /s/ Robert B. Knauss Name: Robert B. Knauss Title: Partner

Joint Filing Agreement Signature Page

Date: February 14, 2014	WARBURG PINCUS LLC By: /s/ Robert B. Knauss Name: Robert B. Knauss Title: Managing Director
Date: February 14, 2014	CHARLES R. KAYE By: /s/ Robert B. Knauss Name: Robert B. Knauss Title: Attorney-in-Fact*
Date: February 14, 2014	JOSEPH P. LANDY By: /s/ Robert B. Knauss Name: Robert B. Knauss Title: Attorney-in-Fact*

*
The Power of Attorney given by each of Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities & Exchange Commission on November 26, 2013 as an exhibit to a statement on Form 4 filed by Warburg Pincus Private Equity IX, L.P. with respect to Laredo Petroleum Holdings, Inc. (now known as Laredo Petroleum, Inc.) and is hereby incorporated by reference.

Joint Filing Agreement Signature Page